UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2025

SILGAN HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-41459	06-1269834
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

601 Merritt 7, Floor 1
Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 975-7110

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SLGN	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1—Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On September 3, 2025, Silgan Holdings Inc. (the “Company”) and certain of its U.S. subsidiaries entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch International, on behalf of itself and as representative of the other Initial Purchasers named therein (collectively, the “Initial Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Initial Purchasers in a private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended, €600 million aggregate principal amount of its 4 1⁄4% Senior Notes due 2031 (the “Notes”) at 100 percent of their principal amount. The Notes will be guaranteed on a senior unsecured basis by the U.S. subsidiaries of the Company (the “Guarantors”) that guarantee obligations under the Company’s senior secured credit facility (the “Credit Agreement”) and existing senior secured and unsecured notes. The closing for the sale of the Notes is subject to customary conditions and is expected to occur on or about September 12, 2025. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities and will contribute to payments the other party may be required to make in respect thereof.

The net proceeds from the offering of the Notes will be approximately €592.8 million after deducting the Initial Purchasers’ discount and estimated offering expenses. The Company intends to use the net proceeds from the sale of the Notes to repay outstanding revolving loan borrowings under the Credit Agreement and for other general corporate purposes.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Section 8—Other Events

Item 8.01	Other Events.

On September 3, 2025, the Company issued a press release announcing the pricing for the Notes. A copy of this press release is furnished herewith as Exhibit 99.1.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated September 3, 2025, among Silgan Holdings Inc., the Guarantors party thereto, and Merrill Lynch International, on behalf of itself and as representative of the Initial Purchasers named therein.

99.1	Press Release dated September 3, 2025 announcing pricing of new senior notes offering.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Executive Vice President, General Counsel and Secretary

Date: September 4, 2025

4